                                                                 EXHIBIT (r)(1)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT S. SCHIMEK and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

               Registrant Name            File Nos.
               ---------------            ----------------------
               AGL SEPARATE ACCOUNT VL-R  333-118318 / 811-08561
                                          333-109613 / 811-08561
                                          333-103361 / 811-08561
                                          333-82982 / 811-08561
                                          333-80191 / 811-08561
                                          333-65170 / 811-08561
                                          333-43264 / 811-08561

               AGL SEPARATE ACCOUNT D     333-109206 / 811-02441
                                          333-25549 / 811-02441

               AGL SEPARATE ACCOUNT VUL-2 333-102300 / 811-06366
                                          333-102299 / 811-06366

MERTON BERNARD AIDINOFF         Director         October 21, 2005
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MERTON BERNARD AIDINOFF

STEVEN JAY BENSINGER            Director         October 21, 2005
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STEVEN JAY BENSINGER

JOHN QUINLAN DOYLE       Director and President  October 21, 2005
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JOHN QUINLAN DOYLE

JEFFREY L. HAYMAN               Director         October 21, 2005
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JEFFREY L. HAYMAN

DAVID LAWRENCE HERZOG           Director         October 21, 2005
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DAVID LAWRENCE HERZOG

ROBERT EDWARD LEWIS             Director         October 21, 2005
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ROBERT EDWARD LEWIS

KRISTIAN PHILIP MOOR      Director and Chairman  October 21, 2005
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KRISTIAN PHILIP MOOR

WIN JAY NEUGER                  Director         October 21, 2005
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WIN JAY NEUGER

ERNEST THEODORE PATRIKIS        Director         October 21, 2005
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ERNEST THEODORE PATRIKIS

ROBERT MICHAEL SANDLER          Director         October 21, 2005
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ROBERT MICHAEL SANDLER

ROBERT S. SCHIMEK         Director, Senior Vice  October 21, 2005
------------------------ President and Treasurer
ROBERT S. SCHIMEK

NICHOLAS SHAW TYLER             Director         October 21, 2005
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NICHOLAS SHAW TYLER

NICHOLAS CHARLES WALSH          Director         October 21, 2005
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NICHOLAS CHARLES WALSH